Exhibit 10.26

2000 GALLOPING HILL ROAD	KENILWORTH, N.J. 07033
TELEPHONE: (908) 298-4000
June 29, 2010
Steven D. Rubin
Executive Vice President
OPKO Health, Inc.
4400 Biscayne Boulevard
Miami, Florida 33137

RE: The October 12, 2009 Asset Purchase Agreement between Schering Corporation (“Schering”) and OPKO Health, Inc. (“OPKO”) (the “Agreement”)
Dear Mr. Rubin:
     This letter confirms our understanding with respect to the schedule for the payment of the Twenty-Five Million Dollars ($25,000,000) that may become due and payable under Paragraph 2.7.2(b) of the Agreement. The schedule for payments made under Section 2.7.2(b) of the Agreement shall be as follows:
     (i) Five Million Dollars ($5,000,000) upon NDA approval for an NK-1 Compound, and
     (ii) Five Million Dollars ($5,000,000) each year thereafter for the next four (4) years on the anniversary date of such NDA approval.
     Please acknowledge your understanding of the payment schedule for Paragraph 2.7.2(b) by having this letter, and the enclosed duplicate copy, signed on behalf of OPKO where indicated and return one fully signed version to your legal contact for Schering.

Very truly yours.

Bruce N. Kuhlik Executive Vice President and General Counsel

ACKNOWLEDGED:
OPKO HEALTH, INC.

By:	/s/ Steven D. Rubin	Approved for Signature OPKO Legal Dept.

Title:	EVP	By:	/s/ Kate Inman
Date:	7-7-2010	Date:	7/7/2010